EXHIBIT 10.35


                               10 PRESIDENTIAL WAY

                                    L E A S E

                                    ARTICLE 1

                                 REFERENCE DATA


1.1      SUBJECT REFERRED TO

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Section 1.1.

                  DATE OF THIS LEASE:      March 16, 2000

                  BUILDING:                The three-level building situated on
                                           the parcel of land known and
                                           numbered as 10 Presidential Way,
                                           Woburn, Massachusetts, as more
                                           particularly described in Exhibit
                                           A-1 attached to this Lease (the
                                           Building and such parcel of land
                                           hereinafter being collectively
                                           referred to as the "Property").

                  RENTABLE FLOOR AREA
                  OF THE BUILDING:         163,176 rentable square feet of
                                           floor area.

                  PREMISES:                The entire second (2nd) and third
                                           (3rd) floors of the Building,
                                           substantially as shown on Exhibit A
                                           attached hereto.

                  RENTABLE FLOOR
                  AREA OF PREMISES:        Approximately 81,938 rentable
                                           square feet, consisting of
                                           approximately 73,049 rentable square
                                           feet on the second (2nd) floor of
                                           the Building and approximately 8,889
                                           rentable square feet on the third
                                           (3rd) floor of the Building.

                  LANDLORD:                10 Presidential Way Associates, LLC,
                                           a Delaware limited liability company

                  ORIGINAL NOTICE
                  ADDRESS OF LANDLORD:     c/o Nordblom Management Company, Inc.
                                           31 Third Avenue
                                           Burlington, Massachusetts 01803

                  TENANT:                  Oak Technology, Inc., a Delaware
                                           corporation

                  ORIGINAL NOTICE
                  ADDRESS OF TENANT:       139 Kifer Court
                                           Sunnyvale, California 94086
                                           Attn: Chief Financial Officer

                  EXPIRATION DATE:         The last day of the seventh (7th)
                                           lease year (as hereinafter defined)

                  COMMENCEMENT DATE:       See Section 2.2.

                  ADJUSTMENT DATE:         The date which is 90 days from the
                                           Commencement Date.

                  DELIVERY DATE:           August 1, 2000


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

                  ANNUAL FIXED RENT RATE:  $1,753,176.00 from the Commencement
                                           Date until the day before the
                                           Adjustment Date;
                                           $1,966,512.00 from the Adjustment
                                           Date through the end of the 5th lease
                                           year; and $2,294,264.00 thereafter.

                  MONTHLY FIXED RENT RATE: $146,098.00 from the Commencement
                                           Date until the day before the
                                           Adjustment Date;
                                           $163,876.00 from the Adjustment Date
                                           through the end of the 5th lease
                                           year; and $191,188.67 thereafter.

                  ALLOWANCE:               $1,720,698.00

                  FINAL PLANS DATE:        May 12, 2000

                  LETTER OF CREDIT
                  AMOUNT:                  $1,966,512.00


                  BASE OPERATING COSTS:    $734,292.00

                  BASE TAXES:              $244,764.00

                  TENANT'S PERCENTAGE:     The ratio of the Rentable Floor
                                           Area of the Premises to the
                                           Rentable Floor Area of the
                                           Building, which shall initially be
                                           deemed to be 50.21%.

                  PERMITTED USES:          General offices and uses ancillary
                                           thereto.

                  PUBLIC LIABILITY INSURANCE LIMITS:

                  Comprehensive General Liability:  $2,000,000 per occurrence
                                                    $5,000,000 general aggregate


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

1.2      EXHIBITS.

         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

                  EXHIBIT A         Floor Plans of Premises
                  EXHIBIT A-1       Description of Property
                  EXHIBIT B         Commencement Date Notification
                  EXHIBIT C         Base Building Work Specifications
                  EXHIBIT D         Work Change Order
                  EXHIBIT E         Rules and Regulations
                  EXHIBIT F         Form Tenant Estoppel Certificate
                  EXHIBIT G         Form of Letter of Credit

1.3      TABLE OF ARTICLES AND SECTIONS.

         ARTICLE 1 -- REFERENCE DATA

         1.1      Subjects Referred To.................................................1
         1.2      Exhibits.............................................................1
         1.3      Table of Articles and Sections.......................................2

         ARTICLE 2 -- PREMISES AND TERM

         2.1      Premises.............................................................3
         2.2      Term.................................................................3
         2.3      Extension Options....................................................4

         ARTICLE 3-- IMPROVEMENTS

         3.1      Performance of Work and Approval of Landlord's Work..................4
         3.2      Plans and Specifications.............................................5
         3.3      Acceptance of the Premises...........................................5
         3.4      Pre-Commencement Entry by Tenant.....................................5

         ARTICLE 4 -- RENT

         4.1      The Fixed Rent.......................................................6
         4.2      Additional Rent......................................................6
                  4.2.1    Real Estate Taxes...........................................6
                  4.2.2    Personal Property Taxes.....................................6
                  4.2.3    Operating Costs.............................................6
                  4.2.4    Insurance...................................................7
                  4.2.5    Utilities...................................................8
         4.3      Late Payment of Rent.................................................8
         4.4      Letter of Credit.....................................................8
                  4.4.1    Amount of Letter of Credit..................................8
                  4.4.2    Renewal of Letter of Credit.................................8
                  4.4.3    Draws to Cure Defaults......................................8
                  4.4.4    Draws to Pay Damages........................................8
                  4.4.5    Draws for Failure to Deliver Substitute Letter of Credit....8
                  4.4.6    Transferability.............................................9
                  4.4.7    Return of Letter of Credit at End of Term...................9

         ARTICLE 5 -- LANDLORD'S COVENANTS

         5.1      Affirmative Covenants................................................9
                  5.1.1    Heat and Air Conditioning...................................9
                  5.1.2    Electricity.................................................9
                  5.1.3    Cleaning; Water.............................................9
                  5.1.4    Elevator; Fire Alarm........................................9
                  5.1.5    Repairs.....................................................9
                  5.1.6    Landscaping.................................................9
                  5.1.7    Landlord's Insurance........................................9
         5.2      Interruption.........................................................9
         5.3      Outside Services.....................................................9
         5.4      Landlord's Representations...........................................9
         5.5      On-Site Amenities....................................................9


                                      3

         ARTICLE 6 -- TENANT'S ADDITIONAL COVENANTS

         6.1      Affirmative Covenants...............................................10
                  6.1.1    Perform Obligations........................................10
                  6.1.2    Use........................................................10
                  6.1.3    Repair and Maintenance.....................................10
                  6.1.4    Compliance with Law........................................10
                  6.1.5    Indemnification............................................10
                  6.1.6    Landlord's Right to Enter..................................10
                  6.1.7    Personal Property at Tenant's Risk.........................10
                  6.1.8    Payment of Landlord's Cost of Enforcement..................10
                  6.1.9    Yield Up...................................................10
                  6.1.10   Rules and Regulations......................................11
                  6.1.11   Estoppel Certificate.......................................11
         6.2      Negative Covenants..................................................11
                  6.2.1    Assignment and Subletting..................................11
                  6.2.2    Nuisance...................................................11
                  6.2.3    Hazardous Wastes and Materials.............................12
                  6.2.4    Floor Load; Heavy Equipment................................12
                  6.2.5    Installation, Alterations or Additions.....................12
                  6.2.6    Abandonment................................................12
                  6.2.7    Signs......................................................12
                  6.2.8    Parking and Storage........................................12


         ARTICLE 7 -- CASUALTY OR TAKING

         7.1      Termination.........................................................12
         7.2      Restoration.........................................................12
         7.3      Award...............................................................13

         ARTICLE 8 -- DEFAULTS

         8.1      Events of Default...................................................13
         8.2      Remedies............................................................13
         8.3      Remedies Cumulative.................................................13
         8.4      Landlord's Right to Cure Defaults...................................13
         8.5      Effect of Waivers of Default........................................13
         8.6      No Waiver, etc......................................................13
         8.7      No Accord and Satisfaction..........................................13

         ARTICLE 9 -- RIGHTS OF MORTGAGE HOLDERS

         9.1      Rights of Mortgage Holders..........................................14
         9.2      Lease Superior or Subordinate to Mortgages..........................14

         ARTICLE 10 -- MISCELLANEOUS PROVISIONS

         10.1     Notices From One Party to the Other.................................14
         10.2     Quiet Enjoyment.....................................................14
         10.3     Lease Not to be Recorded............................................14
         10.4     Limitation of Landlord's Liability..................................14
         10.5     Acts of God.........................................................14
         10.6     Landlord's Default..................................................14
         10.7     Brokerage...........................................................14
         10.8     Applicable Law and Construction.....................................15
         10.9     Right of First Offer................................................15

                                    ARTICLE 2

                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common with the Premises, other parts of the Building, and if Tenant's space includes less than entire rentable area of any floor, excluding the central core area of such floor.

         Tenant shall have, as appurtenant to the Premises, rights to use, in common with Landlord and other tenants of the Building, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord in accordance with Section 6.1.10 of this Lease: (a) the lobbies, hallways, stairways and elevators necessary for access to the Premises, (b) if the Premises includes less than the entire rentable area of any floor, the restrooms on such floor, (c) any common cafeteria and/or fitness center that may be now or hereafter constructed on the Property, (d) the common walkways and driveways necessary for access to the Building and the parking areas on the Property, (e) the parking areas on the Property and any other parking areas serving the Building,, and (f) all wires, cables, pipes, poles, mains, conduits, ducts, trenches and other fixtures, facilities and equipment necessary or convenient to provide electricity, telephone, cable, gas, water, sewer and other utility and telecommunications services to the Premises (collectively, the "Common Facilities"). Tenant shall also have the right to use up to 3.7 parking spaces located at the Property for each 1,000 rentable square feet of the Rentable Floor Area of the Premises at no additional cost to Tenant. Landlord shall not grant to all tenants in the aggregate the right to use more parking spaces than available at the Property.

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, above dropped ceilings in the Premises or in core areas of the Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, at reasonable times and upon reasonable prior notice (except in an emergency), to enter upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.2 TERM. TO HAVE AND TO HOLD for a term (the "original term") beginning on the Commencement Date, which shall be the earlier of (a) the date on which the Base Building Work and the TIW has been substantially completed and Landlord has delivered the Premises to Tenant in a broom clean condition and free of all tenants and occupants or (b) the opening by Tenant of its business in the Premises, and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The term "substantially completed" as used herein shall mean that (i) the Base Building Work and TIW has been completed with the exception of the hydraulic service elevator specified in Exhibit C and minor items which can be fully completed after Tenant takes possession of the Premises without material interference with Tenant's use of the Premises and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses (collectively, "Punch List Items"), and (ii) a temporary certificate of occupancy has been issued which permits Tenant to occupy the Premises for the Permitted Uses; provided, however, if at the time clause (i) of this Section 2.2 has been satisfied Landlord cannot obtain a temporary certificate of occupancy because of a Tenant Delay (hereinafter defined), then, notwithstanding Landlord's inability to obtain the temporary certificate of occupancy, the Commencement Date shall be deemed to have occurred and the Base Building Work and the TIW shall be deemed to be "substantially completed" on the date that such work would have been substantially completed but for such Tenant Delay, but Landlord shall not be relieved from the obligation to actually complete Landlord's Work. Landlord shall promptly notify Tenant of any potential Tenant Delay of which Landlord becomes aware. If the Landlord's Work is deemed substantially completed pursuant to the foregoing (and the Commencement Date shall have occurred by reason thereof), but the Landlord's Work is not in fact substantially completed, Tenant shall not (except with Landlord's consent which shall not be unreasonably withheld or delayed) be entitled to take possession of the Premises for the Permitted Uses until the Landlord's Work is in fact substantially completed, except in such case as Tenant can legally occupy the Premises while Tenant waits for a long lead time item to be delivered and installed. For the purposes hereof, "Tenant Delay" shall be defined as any material delay in the completion of Landlord's Work actually caused by (i) special work or long lead-time items for which Landlord identifies a specified period of Tenant Delay at the time of its approval of the Final Plans (provided, however, that Landlord shall identify no component of the TIW as special work or long lead-time items, or charge Tenant for any expediting or overtime costs, if such components are consistent with the tenant standard finishes at 10 Second Avenue, Burlington, Massachusetts), or change orders made by Tenant under Section 3.1 hereof for which Landlord identifies a specified period of Tenant Delay at the time of its approval (and Tenant does not withdraw or alter such special work, long lead-time item or change order which avoids such delay), (ii) the delay of Tenant in submitting the Final Plans by the Final Plans Date, approving the Cost Proposal within the time period specified below, or supplying, submitting or approving any other plans, specifications or estimates or giving authorizations or supplying information reasonably required by Landlord or its contractors within the specific time periods set forth in this Lease, or in any instance where no specific time period is specified herein, within such reasonable period of time as shall be typically required for the expeditious prosecution of the work to be performed by Landlord, (iii) any contractors employed by Tenant including, without limitation, entities furnishing communications, data processing or other service or equipment directly to Tenant (and not under Landlord's contractor(s)), or (iv) any failure to comply with this Article 3 or any material interference with the performance of Landlord's Work by Tenant or any of its agents, employees, engineers or contractors.

         When the dates of the beginning and end of the term have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit B, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt. Landlord shall complete the Punch List Items within 30 days after the Commencement Date, except for items which because of the season or weather or the nature of the item are not practicable to do at the time, which items Landlord shall complete as soon as reasonably practicable and with diligence and continuity. If the Commencement Date occurs before the issuance of a permanent certificate of occupancy for the Premises, Landlord shall obtain a permanent certificate of occupancy for the Premises as soon as reasonably practicable after the Commencement Date.

         The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year, and upon the anniversary date of each succeeding lease year.

2.3 EXTENSION OPTIONS. Provided that as of the date of the notice specified below, Tenant is not in default in the payment or performance of its obligations under this Lease after receiving any notice required under this Lease and beyond any applicable grace periods, and has not previously been in monetary default of its obligations under this Lease beyond any applicable grace period during the two (2) years prior to the date of such notice, Tenant shall have the right to extend the term of this Lease for one or both of two additional periods of five (5) years each, each such period to begin immediately upon the expiration of the then current term (the "Extended Term" or the "Extended Terms"). All of the terms, covenants and provisions of this Lease shall apply to each such Extended Term except that (i) Base Operating Costs and Base Taxes shall be adjusted to reflect a current base year for Operating Costs and Taxes, and (ii) the Annual Fixed Rent Rate for each such Extended Term shall be the market rate at the commencement of each of the Extended Terms. The "market rate" shall be the annual fair market rental rate during the Extended Term, for leases, on terms and conditions (other than Fixed Rent but including any such adjusted Base Operating Costs and Base Taxes) comparable to this Lease, for a term of five years, for space of similar size to the Premises (but not in no event less than 10,000 square feet) and of an age, quality, condition, amenities and location comparable to the Premises and the Building in the Woburn market area. If Tenant shall elect to exercise either or both of the aforesaid options, it shall do so by giving Landlord notice in writing of its intention to do so not later than 12 months prior to the expiration of the then current term, as the case may be. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the Extended Terms are hereinafter collectively called the "term".

         Within fifteen (15) days following receipt of such notice by Tenant, Landlord shall give notice to Tenant setting forth Landlord's determination of the market rate for the Extended Term in question. Within fifteen (15) days following receipt of Landlord's notice Tenant shall either propose its determination of the market rate by giving notice thereof to Landlord or shall accept Landlord's determination. Failure on the part of Tenant to give such notice of its determination shall bind Tenant to Landlord's determination. If Tenant proposes its determination of the market rate, then Landlord and Tenant shall meet for the purpose of reaching agreement. If the parties have been unable to reach agreement within fifteen (15) days following Tenant's notice to Landlord of its determination, then Tenant's exercise shall be deemed revoked and its exercise of the aforesaid option shall be rendered ineffective unless, within fifteen (15) days thereafter, Tenant shall call for arbitration by written notice to Landlord.

         If the Tenant calls for arbitration, then the market rate shall be submitted to arbitration as follows: The market rate shall be determined by impartial arbitrators, one to be chosen and paid for by the Landlord, one to be chosen and paid for by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator. All such arbitrators shall be brokers or appraisers with at least ten years of experience in appraising or valuing properties of the general location, type and character as the Property who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the appointment of the third arbitrator and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of the Extended Term, then Tenant shall pay Fixed Rent under the Lease based upon the rate then in effect at the expiration of the then current term until either the agreement of the parties as to the market rate or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

         In any event, the Annual Fixed Rent Rate for the Extended Terms shall not be less than the Annual Fixed Rent Rate in effect immediately prior to each such Extended Term.


                                    ARTICLE 3

                                  IMPROVEMENTS

3.1 PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK. Landlord shall cause to be performed and completed the alterations, improvements, renovations, installations and other base building work (the "Base Building Work") described in the specifications attached hereto as Exhibit C (the "Base Building Work Specifications") at Landlord's expense. Additionally, Landlord shall cause to be performed and completed the alterations, improvements, renovations, installations and other work desired by Tenant to prepare the Premises for Tenant's use and occupancy (the "TIW") in accordance with the Final Plans (as hereinafter defined).

         The Final Plans, which are not prepared as of the date hereof, shall be prepared in accordance with Section 3.2 below. (The
         Base Building Work and the TIW are sometimes collectively referred to herein as the "Landlord's Work"). All such Landlord's Work shall be done in a good and workmanlike manner, in accordance with the Base Building Plans and the Final Plans, employing good materials and so as to conform to all applicable federal, state and local building laws, including those relating to the removal of architectural barriers for disabled persons. Tenant agrees that Landlord may make any minor changes in Landlord's Work ("minor changes" meaning changes that are customary to the trades to accommodate field conditions or substitute materials of equal or better qualities in order to meet availability schedules) which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may make substantial changes in Landlord's Work necessitated by building code requirements, unavailability of materials and the like, with the written approval of Tenant, which shall not be unreasonably withheld or delayed. Landlord shall submit promptly the Final Plans and the building permit application to the Town of Woburn and shall prosecute such application and the issuance of all building permits for the Landlord's Work and all certificates of use and occupancy for the Premises. Landlord shall use diligence to cause Landlord's Work to be substantially completed by the Delivery Date, subject to the provisions of Section 10.5 hereof and any Tenant Delay. Landlord agrees that Tenant may make changes in such work with the approval of Landlord, which Landlord shall not unreasonably withhold, delay or condition, and the execution by Landlord and Tenant of a Work Change Order in the form attached hereto as Exhibit D. The TIW is specialized for Tenant's use and therefore shall be deemed to be Tenant's property during the term hereof. Tenant acknowledges that the hydraulic service elevator described in Exhibit C as part of the Base Building Work may not be installed by the Commencement Date. If Landlord has not installed the service elevator on or before the Commencement Date, Landlord shall use diligence to complete such installation no later than forty-five (45) days after the Commencement Date. During such time that the service elevator is not operational, Tenant shall be permitted to use the passenger elevator for all purposes, including moving palettes of paper. Landlord shall be responsible for paying the reasonable incremental moving costs incurred by Tenant as a result of the lack of a service elevator.

3.2 PLANS AND SPECIFICATIONS. Tenant shall be solely responsible for the preparation and submission to Landlord of the architectural, electrical, mechanical and plumbing construction design drawings, construction plans and specifications required to permit, construct and complete the TIW (called "TIW Plans") and all and all other information required by Landlord and the General Contractor necessary to perform the TIW. The TIW Plans shall be subject to the approval of Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the Building. If requested by Tenant, Landlord's architect will prepare the TIW Plans necessary for the TIW at Tenant's cost. Whether or not the TIW Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the preparation and submission of the TIW Plans and all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the Final Plans can be delivered to Landlord on or before the Final Plans Date, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them and Landlord responds with its approval or disapproval of the TIW Plans and any revisions to the TIW Plans within the periods specified in this Section 3.2; and Tenant covenants and agrees to cause said Final Plans to be delivered to Landlord on or before Final Plans Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the TIW Plans before the Final Plans Date. Time is of the essence in respect of the preparation and submission of plans by Tenant and Landlord's response to each submission of the TIW Plans or the revised TIW Plans by Tenant.

         The TIW Plans shall require Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned. Landlord shall give Tenant notice, in reasonable detail, of any reasonable objections or concerns Landlord may have with respect to any TIW Plans or revised TIW Plans within 7 business days after Landlord's receipt of TIW Plans or revisions, and if Landlord does not give such notice within the aforesaid 7-business day period, Landlord shall be deemed to have approved the TIW Plans in question. Landlord shall not be deemed unreasonable for withholding approval of plans which (i) involve or might affect any structural element or exterior element of the Building or any portion thereof, or (ii) might, in Landlord's reasonable opinion, materially adversely affect the value of the Building or any portion thereof, or (iii) might materially adversely affect the proper functioning of the Building systems. If Landlord reasonably and timely objects to the TIW Plans, or any portion thereof, Tenant shall cause the TIW Plans to be revised in a manner sufficient to remedy Landlord's reasonable objections and respond to Landlord's reasonable concerns and redelivered to Landlord as soon as reasonably possible after Tenant's receipt of Landlord's notice of objection (Tenant hereby agreeing to use best efforts to respond within five (5) business days). The aforesaid process shall be repeated until the plans are approved by Landlord. The final TIW Plans approved by Landlord shall be called the "Final Plans." Tenant shall use diligence to submit revised TIW Plans and both parties shall cooperate to diligently complete the Final Plans by the Final Plans Date.

         Landlord shall cause the TIW to be completed, in accordance with this Lease, by Erland Construction (the "General Contractor") and by subcontractors selected and engaged by Landlord and the General Contractor. Landlord shall cause the General Contractor to obtain competitive bids for the TIW from at least three subcontractors for each major trade of work involved in the TIW. Tenant shall have the right to specify one subcontractor reasonably acceptable to Landlord to participate in such competitive bidding for each such trade. One of the three subcontractors shall employ non-union labor, unless no such subcontractor is available to perform any particular trade. Landlord shall cause the General Contractor to accept the lowest qualified bid submitted for each such trade unless such bid fails to conform to the Final Plans or the requirements of this Lease. Within 10 business days after the date of the delivery of Final Plans to Landlord, Landlord shall provide to Tenant a written summary (the "Cost Proposal") of the cost of the TIW, based on the Final Plans. The Cost Proposal (and any revisions thereto) shall include such reasonable supporting documentation as Tenant shall reasonably require to confirm the accuracy of the calculation of Tenant's Share (as hereinafter defined) and compliance with the terms of this Lease. Tenant shall give written notice to Landlord of any disapproval of the Cost Proposal, together with reasons for such disapproval, within five business days after receiving the Cost Proposal from Landlord. Tenant shall not unreasonably withhold or condition its approval of the Cost Proposal. If Tenant fails to deliver such notice of disapproval to Landlord within such five-business-day period, Tenant shall be deemed to have approved the Cost Proposal. If Tenant reasonably disapproves the Cost Proposal within such five-business-day period, Tenant shall revise the Final Plans within such 5-day period, subject to Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned. Within 5 business days after Tenant's submitting of the revised Final Plans, Landlord shall submit a revised Cost Proposal to Tenant based on the revised Final Plans and shall then be released to commence the TIW. Tenant and Landlord agree to hold weekly project meetings with the architect and contractor commencing fourteen (14) days after the date this Lease is executed.

         In calculating the costs of Landlord's Work for the purpose of determining Tenant's Share (the "Contract Price"), such costs shall include only the sum of (i) fees and expenses paid to architects and engineers in connection with the preparation and revision of the Final Plans, (ii) the total of all bids from subcontractors accepted by the General Contractor in accordance with this Lease (the "Hard Costs"),
         (iii) a charge for the General Contractor's general conditions (equitably allocated to the TIW) not to exceed ten (10%) percent of the Hard Costs (the "General Conditions") and a fee equal to 5% of the sum of the Hard Costs PLUS the General Conditions, and (iv) a fee payable to Nordblom Development Company on account of the management of Landlord's Work equal to 3% of the sum of the Hard Costs, PLUS the General Conditions, PLUS the General Contractor's fee. Landlord shall complete Landlord's Work at its sole expense, subject to reimbursement by Tenant of the amount ("Tenant's Share") by which the Contract Price, as specified in the Cost Proposal (subject to increases or decreases under the next paragraph), exceeds the Allowance.

         If, after the Cost Proposal has been approved by Landlord and Tenant, Tenant requests any changes or substitutions to the Final Plans, all such changes shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned. Before implementing any such change or substitution, Landlord shall prepare and deliver to Tenant, for Tenant's approval, a change order, on the form attached to this Lease as Exhibit D, setting forth any increase or decrease in the Contract Price resulting from such change. If Tenant fails to approve such change order within five business days after receiving it from Landlord, Tenant shall be deemed to have withdrawn its request. If Tenant approves such change order, Landlord shall make the requested change or substitution to Landlord's Work and shall revise the Cost Proposal if necessary. Landlord shall cause its General Contractor to retain until ninety (90) days after the substantial completion of the Leasehold Improvements complete and accurate financial records with respect to all costs and expenses incurred in connection with the performance of the Landlord's Work, and Tenant shall have the right to inspect such records during normal business hours for the purpose of verifying such costs.

         Tenant shall pay to Landlord 50% of Tenant's Share, determined in accordance with the final Cost Proposal approved by Landlord and Tenant (the "First Payment"), within ten business days after receiving such Cost Proposal. On the Commencement Date, Tenant shall pay to Landlord a sum equal to 90% of Tenant's Share, determined in accordance with such Cost Proposal, as increased or decreased by any change orders, less the amount of the First Payment. Any contrary provision of this Lease notwithstanding, until completion of all Punch List Items, Tenant shall have the right to retain a sum equal to ten percent of Tenant's Share. Tenant shall pay Landlord such retained sum within 30 days after the completion of all Punch List Items.

3.3 ACCEPTANCE OF THE PREMISES. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of the Landlord's Work to inspect the progress thereof and to determine if the Landlord's Work is being performed in accordance with the requirements of this Lease. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Except for latent or structural defects which reasonably could not have been discovered in the course of a diligent inspection of Landlord's Work (including without limitation any defects that Tenant could not reasonably discover due to seasonal conditions) and of which Tenant shall give Landlord notice within one (1) year from the Commencement Date, any incomplete Punch List Items and all incomplete or defective items of Landlord's Work of which Tenant gives Landlord notice within 90 days after the Commencement Date, Tenant shall be deemed to have approved all aspects of Landlord's Work as of the end of such 90-day period.

3.4 PRE-COMMENCEMENT ENTRY BY TENANT. With Landlord's prior consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the Premises, during normal business hours and without payment of rent, but otherwise subject to all of the terms and conditions of this Lease, to perform such work or decoration as is to be performed by, or under the direction or control of Tenant, which work may include, without limitation, installation of Tenant's telephone and telecommunications system and equipment, cubicles and moveable partitions, so long as such work does not interfere with the performance of Landlord's Work. Notwithstanding the foregoing, no earlier than fourteen (14) days prior to the Commencement Date, Tenant shall be permitted access to the Premises to commence installation of its cubicles and moveable partitions as aforesaid. At such time, Landlord shall have sufficiently completed installation of carpet in portions of the Premises to allow Tenant to commence the installation of its cubicles and partitions, and shall thereafter diligently complete the installation of said carpet in the remainder of the Premises in order to permit Tenant to diligently complete the installation of its cubicles and partitions.

                                    ARTICLE 4

                                      RENT

4.1 THE FIXED RENT. Commencing on the Commencement Date, Tenant covenants and agrees to pay rent ("Fixed Rent") to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent
         Rate), in advance, on the first day of each calendar month included in the term; and for any portion of a calendar month following the Commencement Date, at the rate of 1/30 of the installment of Monthly Fixed Rent applicable during the first lease year for each day of such calendar month included in the term payable in advance on the Commencement Date.

         If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall, to the extent Tenant has capabilities and means in place, make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2 ADDITIONAL RENT. Tenant covenants and agrees to pay insurance costs, utility charges, personal property taxes and its pro rata share of increases in operating costs with respect to the Premises as provided in this Section 4.2 as follows:

         4.2.1 REAL ESTATE TAXES. If Taxes (as hereinafter defined) for any fiscal tax year (hereinafter called, a "Tax Year") during the term shall exceed Base Taxes, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of such excess (such amount hereinafter referred to as "Tax Excess"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tax Excess, in equal installments sufficient in the aggregate to provide Landlord, by the time payments on account of Taxes are due and payable to any governmental authority responsible for collection of such payments, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available, payable by Tenant on account of such payments. If the total of such monthly remittances for any Tax Year is greater than the actual Tax Excess for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the actual Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten
                  (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tax Excess). Landlord shall, upon request of Tenant, from time to time, provide Tenant with copies of real estate tax bills with respect to which Tenant is required to pay Tax Excess.

                  If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

                  In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

                  The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, excise, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

         4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

         4.2.3 OPERATING COSTS. If, during the term hereof, Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of any such excess (such amount being hereinafter referred to as the "Operating Costs Excess"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs Excess, such equal monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess for such calendar year, as reasonably estimated by Landlord from time to time. If, at the expiration of the year in respect of which monthly installments of Operating Costs Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs Excess for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs Excess for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs Excess, which statement Landlord shall provide to Tenant within a reasonable period of time following the end of any calendar year (but in no event later than 12 months following the end of such calendar year), prepared, allocated and computed in accordance with generally accepted accounting principles, such statement setting forth in reasonable detail the basis for the computation of any increase in Operating Costs for such year. Tenant shall have the right, upon reasonable notice and during business hours, to examine, at Landlord's office, within six (6) months following receipt of a statement, Landlord's books and records respecting such statement. If such examination discloses any errors, appropriate adjustments shall be made. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

                  The term "Operating Costs" shall mean all costs and expenses incurred by Landlord for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, landscaping and grounds maintenance, parking lot operation and maintenance, cleaning of any common dining area for the cafeteria, cleaning, maintenance and repair of a fitness facility, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements or other items for which Landlord has a right to receive reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of cafeteria subsidy programs, if any, not to exceed $4,000 per month for the entire Building; all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases, in procuring tenants, or in disputes with tenants) and auditing and other professional fees and expenses relating to the operation of the Property; and a management fee comparable to fees charged by other landlords of comparable buildings in the vicinity of the Building.

                  Notwithstanding any other provision of this Lease, Operating Costs shall not include the following: (a) the cost of repairs or replacements (i) resulting from casualty losses or eminent domain takings (other than the amount of any reasonable deductible) or (ii) correcting defects in design or construction of the Building; (b) costs incurred due to violation by Landlord or its agents, employees or contractors of the terms and conditions of any lease or any applicable law, code or regulation; (c) depreciation or amortization of the Building or any part thereof; (d) replacement or contingency reserves; (e) ground lease rents or payments of principal, interests or other charges in connection with any other debt or equity obligations; (f) legal, other professional fees and internal administrative expenses relating to disputes or negotiations with tenants, leasing, financing or other services not related to the normal operation, maintenance, cleaning, repair and protection of the Property; (g) brokerage fees and commissions and other expenses incurred in connection with efforts to lease portions of the Property; (h) the cost of special services rendered for to Building tenants which are directly chargeable to such tenants; (i) expenses incurred for the sole benefit of a particular tenant; (j) Landlord's and Landlord agents' general overhead not directly related to the operation or maintenance of the Premises; (k) costs of alterations, additions, installations and improvements made in connection with the preparation of any portion of the Property for occupancy by a new or existing tenant; (l) costs of expanding the rentable area of the Building; (m) capital expenditures other than those included in Operating Costs under the next paragraph of this Section 4.2.3; (n) any expenses with respect to which Landlord is entitled to reimbursement from insurance proceeds or from a third party; (o) costs of investigating, testing, evaluating or remediating hazardous materials on the Property or the compliance of the Property with laws and regulations governing or regulating hazardous materials, except to the extent any such costs arise out of a breach of Tenant's covenants specified in subsection 6.2.3, (p) costs of complying with laws in effect prior to the Commencement Date, including without limitation the Americans with Disabilities Act of 1990, as amended; (q) sculptures, paintings and other works of art; and (r) all expenses related to any cafeteria, other than expenses of cleaning any common dining area and a subsidy not exceeding $4,000 in any calendar year, and compensation paid to employees or other persons in connection with other commercial concessions operated by Landlord.

                  If during the term of this Lease, Landlord shall incur any Operating Expenses that are properly characterized as any capital expenditures according to generally acceptable accounting practices, Operating Costs for each calendar year in which and after such capital expenditure is made shall include only the annual charge-off of such capital expenditure. Such annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life of the item procured by such capital expenditure, which useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and good building management practices in effect at the time of acquisition of the capital item; and
                  (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.)

                  If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if Landlord was not supplying all tenants with the services being supplied hereunder, the variable components of

                  Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year.

         4.2.4 INSURANCE. Tenant shall, at its expense, take out and maintain throughout the term the following insurance:

                  4.2.4.1 Comprehensive liability insurance covering Tenant and naming Landlord and Landlord's managing agent and any mortgagee of which Tenant has been given notice as additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                  4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenants' furniture, furnishings, trade fixtures, and equipment.

                  4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

                  4.2.4.4 All insurance which is carried by either Landlord or Tenant with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions or is required under this Lease to be so protected, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                  4.2.5 UTILITIES. Tenant shall pay to Landlord, as additional rent, all charges for electricity supplied by Landlord to the Premises and separately check metered (which shall include electricity for lights, outlets and VAV boxes serving the Premises exclusively) without any mark-up by Landlord, and charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1, 5.1.2, and 5.1.3 directly to the providers of such utilities or services, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. It is expressly understood and agreed by Tenant that Tenant shall be solely responsible for procuring the installation of all telephone services to the Premises. For any period in which Tenant is responsible for paying electrical charges, Landlord shall furnish Tenant with a statement specifically stating the number of kilowatt hours consumed by Tenant for the period in question. Tenant shall have the right, upon reasonable notice and during business hours, to examine, at Landlord's office, within six
                           (6) months following the end of the calendar year in question, Landlord's books and records relating to the apportionment of electrical charges. Tenant shall also have the right, from time to time and upon reasonable notice to Landlord, to have access to the electric meter servicing the Premises for the purpose of confirming Tenant's level of consumption of electricity. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3 LATE PAYMENT OF RENT. If any installment of rent is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 LETTER OF CREDIT. The performance of Tenant's obligations under this Lease shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

         4.4.1 AMOUNT OF LETTER OF CREDIT. (a) Concurrently with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Original Letter of Credit") which shall be (i) in the form of Exhibit G attached to this Lease (the "Form LC"), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section
                  4.4.2 below. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the "Letter of Credit."

                  (b) Tenant shall be entitled to reduce the Letter of Credit Amount up to 2 times during the term, provided the following conditions are satisfied at the time of each such reduction:

                           (x) At such time that Tenant has had a net income of at least $3,000,000.00 during any 12-month period, Tenant shall be permitted to reduce the Letter of Credit Amount to an amount equal to the sum of nine
                           (9) TIMES the Monthly Fixed Rent Rate in effect at the time of the reduction, provided that Tenant delivers to Landlord a statement which has been reviewed by auditors reporting such net income, and provided, further, that Tenant has not received from Landlord notice of a default under this Lease, which default is continuing at the time of the reduction, and provided further that at the time of the reduction Tenant's cash and/or cash equivalents exceed $20,000,000.00.

                           (y) In addition, if Tenant has had a net income of at least $3,000,000.00 during a 12-month period subsequent to the 12-month period on which the first reduction was based, Tenant shall be permitted to further reduce the Letter of Credit Amount to an amount equal to the sum of six (6) TIMES the Monthly Fixed Rent Rate in effect at the time of the reduction, provided Tenant delivers to Landlord with a statement which has been reviewed by auditors reporting such net income, and provided further that Tenant has not received from Landlord notice of a default under this Lease, which default is continuing at the time of the reduction, and provided, further, that at the time of the reduction Tenant's cash and/or cash equivalents exceed $20,000,000.00.

                  Tenant shall not be entitled to any other reductions in the Letter of Credit Amount during the term of this Lease.


         4.4.2 RENEWAL OF LETTER OF CREDIT. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a "Substitute Letter of Credit") satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Should any Letter of Credit contain a final expiration date, in addition to a current expiration date, such final expiration date shall be no earlier than 45 days following the Expiration Date of this Lease.

         4.4.3 DRAWS TO CURE DEFAULTS. If Tenant shall fail to pay when due any Fixed Rent, Additional Rent or other charges payable under this Lease or shall fail to perform any of its obligations under this Lease, and if any such failure continues after any notice required under this Lease is given and the expiration of all applicable cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit ("Additional Letter of Credit") satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

         4.4.4 DRAWS TO PAY DAMAGES. In addition, if (i) this Lease shall have been terminated as a result of Tenant's default under this Lease beyond the expiration of the applicable cure period, and/or (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         4.4.5 DRAWS FOR FAILURE TO DELIVER SUBSTITUTE LETTER OF CREDIT. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a separate interest-bearing bank account identified as holding Tenant's funds, which proceeds may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to

                  Landlord an Additional Letter of Credit in the amount of Security Proceeds so applied. Notwithstanding the foregoing, at any time that Landlord is holding Security Proceeds as aforesaid, Tenant may replace the Security Proceeds with a Substitute Letter of Credit in the full amount of the Security Proceeds. Landlord shall promptly refund such Security Proceeds to Tenant upon receipt of the Substitute Letter of Credit.

         4.4.6 TRANSFERABILITY. Landlord shall be entitled to transfer its beneficial interest under the Letter of Credit or any Security Proceeds in connection with a transfer of Landlord's interest in the Property, and the Letter of Credit shall specifically state that it is transferable by Landlord, its successors and assigns. Upon any transfer of Landlord's interest in the Property, Landlord shall simultaneously transfer its interest under the Letter of Credit and/or Security Proceeds to the transferee of the Property. All costs and expenses incurred by Landlord to effect such transfer shall be paid by Tenant upon demand therefor.

         4.4.7 RETURN OF LETTER OF CREDIT AT END OF TERM. Within 45 days after the expiration of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that there is not at such time any continuing default of any of Tenant's obligations under this Lease.


                                    ARTICLE 5

                              LANDLORD'S COVENANTS

5.1      AFFIRMATIVE COVENANTS.  Landlord covenants with Tenant:

         5.1.1 HEAT AND AIR-CONDITIONING. To furnish to the Premises heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during the hours of 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, except for the following holidays on which the Building is normally closed:
                  New Year's Day, Washington's Birthday, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving, Christmas and Martin Luther King Day. If Tenant requires heat and air-conditioning other than on the days that the Building is normally open or during hours other than listed above, Landlord shall furnish the same upon Tenant's reasonable advance request therefor and Tenant shall pay Landlord, as additional rent, Landlord's charges for such after-hours heat or air-conditioning.

         5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon Tenant's written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

         5.1.3 CLEANING; WATER. To provide cleaning to the Premises and common areas of the Building in accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable office buildings within the municipality in which the Building is located; and to furnish water for ordinary cleaning, lavatory and toilet facilities.

         5.1.4 ELEVATOR; FIRE ALARM. To furnish passenger elevator service (if any) from the lobby to the Premises and to provide a freight elevator for use by all tenants during normal Building hours; and to maintain fire alarm systems within the Building.

         5.1.5 REPAIRS. Except as otherwise expressly provided herein, to perform such maintenance, repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the Common Facilities and the plumbing, electrical, mechanical, emergency, heating, ventilating and air-conditioning and other systems and equipment of the Building as may be necessary to keep them in good repair and condition and in compliance with all applicable laws, rules and regulations (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

         5.1.6 LANDSCAPING. To provide landscaping, snow removal and grounds maintenance services to the Property consistent with those services provided by landlords of comparable office buildings in the area.

         5.1.7 LANDLORD'S INSURANCE. To take out and maintain throughout the term (i) all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building and the improvements on the Property, and (ii) comprehensive general liability insurance with respect to the Property in commercially reasonable amounts, but in no event less than the amounts specified in Section 1.1 of this Lease.

         5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However, in each instance of interruption or failure, Landlord shall use diligence to eliminate the cause thereof.

5.3 OUTSIDE SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed) for the installation and/or utilization of such services ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

5.4 LANDLORD'S REPRESENTATIONS. Landlord hereby represents and warrants to Tenant that (i) it has good title to the Premises and common areas of the Building and the Property in fee simple with no encumbrances thereon that would interfere with Tenant's rights hereunder; (ii) it has full right and authority to execute this Lease; (iii) this Lease does not conflict with any other agreement to which Landlord is bound;
         (iv) the Building and the Property are zoned to allow Tenant's use of the Premises for offices; and (v) the heating, ventilating and air-conditioning systems and the mechanical, electrical and plumbing, and all other Building systems are, as of the date of this Lease, in good working order and condition.

5.5 ON-SITE AMENITIES. Landlord shall provide fitness and shower facilities for Tenant's use during the normal Building hours specified above, and by card access for after hours use, and shall cause to be operated on the Property an on-site cafeteria in accordance with the terms and provisions of an operating agreement entered into between Landlord and the provider of such cafeteria services, it being expressly understood that said provider shall have the sole right to determine the hours of operation of the cafeteria pursuant to the terms of the aforesaid operating agreement. Tenant agrees to participate in any subsidy programs for the cafeteria that may be established from time to time. Tenant shall be obligated to pay the Tenant's Percentage of any such subsidy program, which shall be included as part of Operating Costs for the Building and which shall not to exceed $4,000.00 per month for the entire Building. In the event that a cafeteria is not operating on or before the Commencement Date, Landlord will arrange for a temporary food service, such as a catering truck or a temporary in-house facility, for Tenant's use until such time that the full service cafeteria is operating. Landlord agrees to complete the amenities center no later than one hundred twenty (120) days after the Commencement Date.


                                    ARTICLE 6

                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

         6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply relating to Tenant's use of the Premises, pursuant to this subsection
                  6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

         6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by other casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant beyond the expiration of the applicable notice and cure periods hereunder (except in an emergency), may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

         6.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority provided the same are triggered solely by virtue of Tenant's unique and specific use of the Premises; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's unique and specific use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

         6.1.5 INDEMNIFICATION. To save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of the installation, operation and/or repair of Tenant's rooftop antenna, or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

         6.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and with reasonable prior notice (except in an emergency) and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

         6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and personal property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law, or to the extent caused by Landlord's negligence or misconduct.

         6.1.8 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in successfully enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4. Landlord shall pay Tenant on demand Tenant's expenses, including reasonable attorney's fees, incurred in successfully enforcing any obligation of Landlord hereunder.

         6.1.9 YIELD UP. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; and to deliver to Landlord architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, unless such wiring and cabling is left in a useable condition, and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by casualty excepted. Tenant, at the time of making any installation, may request in writing Landlord's written permission to leave such installation in the Premises at the expiration or earlier termination of this Lease. Landlord shall, within ten (10) days after receipt of Tenant's request, notify Tenant in writing as to whether such installation may or may not remain in the Premises at the expiration or earlier termination of this Lease. If Landlord so notifies Tenant that such installation may remain in the Premises at the expiration or earlier termination of this Lease, Landlord shall thereafter not be permitted to request or require that such installation be removed, disassembled or otherwise modified at the expiration or earlier termination of the Lease, or otherwise. Any property not removed in accordance with the provisions of this subsection shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided beyond thirty (30) days after the expiration of the term.

                  If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

         6.1.10 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit E, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice provided the same do not derogate from Tenant's rights hereunder and further provided that Landlord applies the same uniformly to all other tenants of the Building. Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

         6.1.11 ESTOPPEL CERTIFICATE. Upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, in the form attached hereto as Exhibit F, certifying all or any of the following: that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Fixed Rent and Additional Rent and other charges have been paid, whether or not, to the best of Tenant's knowledge, Landlord is in default in performance of any of the terms of this Lease, and such further factual information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such publicly-known financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises. Landlord agrees to execute, acknowledge and deliver to Tenant, upon not less than fifteen (15) days' prior written request by Tenant, a similar written statement certifying any or all of the items specified hereinabove.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Landlord may terminate this Lease in the case of a proposed assignment, or suspend the application of this Lease for the period and with respect to the space involved in the case of a proposed subletting (in which case the Annual Fixed Rent Rate, Monthly Fixed Rent Rate and Tenant's Percentage shall be reduced in proportion to the reduction of the Rentable Floor Area of Premises due to the removal of the sublet premises) by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend, Landlord's consent shall not be unreasonably withheld to an assignment or to a subletting, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. With respect to any assignment or subletting during the original term or any Extended Term of this Lease, such assignment shall not include the rights granted to Tenant under Section 2.3 hereinabove to extend the term, and such sublease shall be for a term expiring no later than the Expiration Date. Notwithstanding anything to the contrary contained herein, Landlord shall have no right during the original term to terminate this Lease in the case of a proposed subletting of 15,000 square feet of Premises or less, so long as such subletting is not for the balance of the original term.

                  If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration attributable to Tenant's interest under this Lease so assigned or subleased, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, including without limitation brokerage commissions, alterations and improvements to the Premises in connection with any such sublease amortized on a straight-line basis over the term of the sublease in question, and reasonable attorneys' fees, to pay to Landlord as additional rent fifty (50%) percent of any such excess arising from each such payment of rent or other consideration received by Tenant promptly after its receipt.

                  Any other provision of this Lease notwithstanding, Tenant shall have the right, without Landlord's prior consent, without any right of Landlord to terminate this Lease and without any obligation to pay any such excess rent or other consideration to Landlord, to assign this Lease and to sublease all or any portion of the Premises to any person or business organization controlling, controlled by, or under common control with Tenant (an "Affiliate"), or in connection with the consolidation or merger of or into Tenant or the sale of all or substantially all of Tenant's assets to another entity (a "Permitted Transferee"), provided, however, in the case of an assignment or sublease to an Affiliate, Tenant remains primarily liable hereunder, and provided, further, in respect of an assignment or sublease to a Permitted Transferee, (i) the resulting entity has a net worth equal to or greater than the net worth of Tenant immediately prior to such transfer, (ii) provided further that proof reasonably satisfactory to Landlord of such net worth is delivered to Landlord within thirty (30) days after such transfer, and
                  (iii) such entity agrees in a written instrument to assume all of the obligations of Tenant hereunder.

         6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

         6.2.3 HAZARDOUS WASTES AND MATERIALS. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon (other than customary quantities of ordinary office and cleaning supplies, which Tenant may dispose of in accordance with all applicable laws), and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil by Tenant and its agents, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

         6.2.4 FLOOR LOAD; HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

         6.2.5 INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes (other than by small nails and screws for hanging pictures and the like) in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance (which consent and approval, in the case of nonstructural interior installations or alterations that do not impair the structural integrity of the Building, reduce its value, or involve penetrations of the roof or exterior walls, shall not be unreasonably withheld, and which shall not be required for work costing in the aggregate in any one instance not more than $5,000, provided, in each instance Tenant shall furnish Landlord with as built plans upon completion of such work); Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work and if necessary Landlord shall cooperate with Tenant in such effort. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Without waiver of any of the foregoing provisions of this Section 6.2.5 relating to the performance of work and approval of plans, Tenant shall be permitted, at its sole expense, to install one antenna on the roof of the Building. The size and location of the antenna must be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

                  Not to grant a security interest in, or to lease, any fixtures being installed in the Premises (including demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease. Landlord hereby waives any lien rights which it may otherwise have with respect to Tenant's personal property and agrees that such property shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any rent due or to become due.

         6.2.6    ABANDONMENT. Not to abandon the Premises during the term.

         6.2.7 SIGNS. Not without Landlord's prior written approval (which shall not be unreasonably withheld or delayed) to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Tenant may place an identification sign on the east facade of the Building at Tenant's expense, in conformance with Landlord's sign policy and subject to Landlord's prior approval (which shall not be unreasonably withheld or delayed). Such sign shall be maintained in good repair by Tenant and shall conform to all applicable requirements of public authorities. Landlord agrees that any other tenant signage on the Building shall not be larger than Tenant's sign. If any tenant signage is provided on a pylon sign, then Tenant will be allowed equal space on such pylon for its identification signage.

         6.2.8 PARKING AND STORAGE. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.


                                    ARTICLE 7

                               CASUALTY OR TAKING

7.1 TERMINATION. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be substantially destroyed or damaged by fire or casualty to such a degree that repairs of such destruction or damage shall, in Landlord's reasonable opinion, take more than one hundred eighty (180) days, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. If any portion of the Premises shall be so taken or if any such taking materially and adversely restricts Tenant's access to the Premises or materially reduces the number of parking spaces on the Property available for Tenant's use, this Lease may be terminated at the election of Tenant. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by either Landlord or Tenant to the other within sixty
         (60) days after the date of the taking or casualty. In the event that the Premises are destroyed or damaged by fire or casualty, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within one hundred eighty
         (180) days from the date repair or restoration work would commence, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Landlord shall endeavor to cause such opinion to be delivered to Tenant within thirty
         (30) days after any such fire or casualty.

7.2 RESTORATION. If neither Landlord nor Tenant elect to so terminate, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated from the date of such taking of casualty until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord shall not have restored the Premises within one hundred eighty (180) days from the taking or casualty, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration.

7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except for awards made to Tenant for its personal property, fixtures and moving expenses. Except for such awards Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                   ARTICLE 8

                                    DEFAULTS

8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder, or fail to maintain the insurance specified in subsection 4.2.4, and if such default or failure shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect and such petition is not dismissed within (30) days thereafter, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and reasonably necessary expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. However, Landlord shall use its reasonable efforts to mitigate its damages hereunder. In lieu of full recovery by Landlord of the sums payable under the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination), Landlord may by written notice to Tenant, elect to recover, and Tenant shall thereupon pay forthwith to Landlord, as compensation, an amount equal to the discounted value (calculated using a discount factor equal to the then Prime Rate as published in the Wall Street Journal), the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in
         Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve
         (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time in emergency situations and after the expiration of all applicable notice and grace periods hereunder in all other cases, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER, ETC. The failure of either Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                           RIGHTS OF MORTGAGE HOLDERS

9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages; provided, however, that no such subordination shall be effective unless Tenant has received an agreement (a "Non-Disturbance Agreement"), in recordable form, from each holder of any such mortgage and/or the lessor under any ground lease or superior lease under which Landlord derives its interest in the Premises that, in the event of that such holder or lessor (or their successor or assignees, including any purchaser at a foreclosure sale or the grantee under any deed in lieu of foreclosure) succeeds to Landlord's title to the Premises or interest under this Lease, such holder or lessor shall recognize Tenant's rights, not disturb Tenant's occupancy, and assume Landlord's obligations, under this Lease. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord agrees to obtain a so-called non-disturbance agreement for Tenant's benefit from its present lender on such lender's usual and customary form within sixty
         (60) days after the Date of this Lease.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02118,
         Attention: Real Estate Department, or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given three business days after being mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by nationally recognized overnight courier service or by hand.

10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof and any proceeds of insurance related to the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given.

10.7 BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than McCall & Almy, CB Richard Ellis and Nordblom Company, and in the event of any brokerage claims, other than by Nordblom Company or McCall & Almy, or CB Richard Ellis, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than McCall & Almy, CB Richard Ellis and Nordblom Company, and in the event of any brokerage claims, other than by Nordblom Company, McCall & Almy, or CB Richard Ellis, against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify and hold Tenant harmless against any such claim.

10.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9 RIGHT OF FIRST OFFER. If additional space (the "RFO Space") on the first floor of the Building becomes available at any time during the original term of this Lease, prior to marketing such space, other than to the then tenant thereof, Landlord shall first offer to Tenant the opportunity to lease such space by written notice to Tenant, provided that the initial Tenant named herein, or an Affiliate or a Permitted Transferee occupies the Premises and is not in default beyond any applicable grace period at such time and has not previously been in monetary default of its obligations under this Lease beyond any applicable grace period during the two (2) years prior to the date on which Landlord offers the RFO Space to Tenant. The offering terms shall be the same as Landlord would offer to the general market, except that
         (i) the term in respect of the RFO Space shall be for seven (7) years, and (ii) the Annual Fixed Rent Rate in respect of the RFO Space shall be the market rate, which shall be determined in the manner set forth in Section 2.3 of this Lease and which shall not be less than the Annual Fixed Rent Rate in effect for the original Premises prior to the commencement date for the RFO Space.

         Tenant shall have twenty (20) days from its receipt of such offer to accept or reject such offer. If Tenant rejects such offer, Landlord will then be free to offer such space to the general market. If Tenant accepts such offer, Tenant shall either accept Landlord's designation of the market rate for the RFO Space or propose its designation of the market rate by giving notice thereof to Landlord concurrently with Tenant's notice of acceptance of the offer for the RFO Space. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties are unable to reach agreement within thirty (30) days following Tenant's designation, then the market rate shall be submitted to arbitration by either party in the manner set forth in the 3rd paragraph of Section 2.3 of the Lease. For the purposes of this Section 10.9, all references in Section
         2.3 to the "Extended Term" shall be deemed to mean the term in respect of the RFO Space, or the extension of the term for the original Premises, as the case may be.

         Once the parties have agreed on the Annual Fixed Rent Rate for the RFO Space, Landlord and Tenant shall both negotiate in good faith an amendment to this Lease with respect to such space, acceptable to both parties, which amendment shall include, among other things, a provision whereby the original term of this Lease is extended by the number of years necessary to make the original term coterminous with the term for the RFO Space. The Annual Fixed Rent Rate for the original Premises during any such extension of the term of this Lease shall be the market rate for such original Premises, which shall be determined in the manner set forth in said Section 2.3 as if such extension were for an Extended Term. It is expressly understood and agreed that the second paragraph of said Section 2.3 shall have no force or effect nor applicability to the RFO Space and any extension of the term for the original Premises.

         WITNESS the execution hereof under seal on the day and year first above written:
                                      Landlord:

                            10 PRESIDENTIAL WAY ASSOCIATES, LLC

                            By: Nordic Holdings II LLC, its sole Manager

                            By: /s/ PETER C. NORDBLOM
                                ------------------------------------------
                            Peter C. Nordblom, its manager


                            By: /s/ OGDEN HUNNEWELL
                                ------------------------------------------
                            Ogden Hunnewell, its manager


                            Tenant:

                            OAK TECHNOLOGY, INC.

                            By: /s/ JOHN S. EDMUNDS
                                ------------------------------------------
                            John S. Edmunds, Vice President Finance and CFO

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